EXHIBIT 4.2

               The MACNEAL-SCHWENDLER CORPORATION
                     1998 STOCK OPTION PLAN
                             FORM OF
               NONQUALIFIED STOCK OPTION AGREEMENT

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              THE MACNEAL-SCHWENDLER CORPORATION
                     1998 STOCK OPTION PLAN

               NONQUALIFIED STOCK OPTION AGREEMENT

          THIS NONQUALIFIED STOCK OPTION AGREEMENT (this
"Agreement") dated as of the __________ day of ____________, ______, between THE MACNEAL-SCHWENDLER CORPORATION, a Delaware corporation (the "Corporation"), and _______________________ (the
"Employee").

                       W I T N E S S E T H

          WHEREAS, the Corporation has adopted The MacNeal-
Schwendler Corporation 1998 Stock Option Plan (the "Plan");

          WHEREAS, pursuant to Section 2 of the Plan, the Corporation has granted to the Employee effective as of the __________ day of ________________, _____ (the "Option Date") a
stock option to purchase all or any part of ____________ shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), subject to and upon the terms and conditions set forth in this Agreement and in the Plan; and

          WHEREAS, such option has been granted by the Corporation to the Employee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Employee;

          NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. GRANT OF OPTION. This Agreement evidences the Corporation's grant to the Employee of the right and option to purchase, on the terms and conditions set forth in this Agreement and in the Plan, all or any part of __________ shares of the Common Stock (the "Shares") at the price of $______________ per Share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on [the day before the tenth anniversary of the Option Date] (the "Expiration Date"). Such price equals not less than the Fair Market Value of the Shares on the Option Date. It is the intent of the Corporation that the Option constitute a nonqualified stock option and not be deemed to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3. EXERCISABILITY OF OPTION. Except as provided in the Plan or in any resolution of the Committee adopted after the date hereof, the Option shall become vested and exercisable [in installments as to ______% of the aggregate number of Shares set forth in Section 2 (subject to adjustment) on and after the _______ anniversary of the Option Date, and thereafter shall become vested and exercisable as to an additional ______% of the aggregate number of Shares set forth in
     Section 2 (subject to adjustment) on and after each of the _________________, ________________, and ________________
     anniversaries of the Option Date].

     Once the option is vested and exercisable, the Employee has the right thereafter to purchase any Shares, in whole or in part, from time to time; and such right shall continue until the Option terminates or expires. The Option shall only be exercisable in respect of whole shares and fractional share interests shall be disregarded. The Option may only be exercised as to at least 100 Shares, unless the number purchased is the total number at the time available for purchase under the Option.

4. METHOD OF EXERCISE OF OPTION. The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of Shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted by
     Section 2.2.2 of the Plan for the full purchase price of the Shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 4.5 of the Plan.
     Subject to the consent of the Committee at the time of exercise, the purchase price may be paid in full or in part by shares of Common Stock already owned by the Employee; provided, however, that any shares delivered (i) which were initially acquired upon exercise of a stock option or otherwise acquired from the Corporation must have been owned by the Employee for at least six months before the date of exercise, and (ii) shall be valued at their Fair Market Value on the date of exercise. In addition, the Employee (or the Employee's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to
     Section 4.4 of the Plan.

5. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH; CHANGE IN SUBSIDIARY STATUS. If the Employee terminates employment or services with the Corporation or a Subsidiary for any reason, the Option, to the extent not previously exercised, and all other rights hereunder, whether vested or not, shall terminate and become null and void as provided and at the times specified in Section 4.3 of the Plan.

6. ADJUSTMENT; TERMINATION OF OPTION UNDER CERTAIN EVENTS. The Option is subject to adjustment pursuant to Section 4.2.1 of the Plan and subject to early termination, whether vested or not, upon the occurrence of certain events as described in
     Section 4.2.3 of the Plan.

7. NON-TRANSFERABILITY OF OPTION. Subject to the limited exceptions set forth in Section 1.8 of the Plan, the Option and any other rights of the Employee under this Agreement or the Plan are nontransferable.

8. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal executive offices, to the attention of the Secretary, and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

9. PLAN. The Option and all rights of Employee under this Agreement are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern. The Employee acknowledges receipt of a copy of the Plan, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee (or the Board) do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee (or the Board) so conferred by appropriate action of the Committee (or the Board) under the Plan after the date hereof and evidenced in a writing authorized by the Committee. The Option and the issuance and delivery of shares of Common Stock under the Option are subject to compliance with Section 4.4 of the Plan.

10. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 4.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

[12. STOCKHOLDER APPROVAL. Notwithstanding anything else contained herein to the contrary, this Agreement and the Option granted hereunder are subject to stockholder approval of the Plan no later than 12 months after the Effective Date of the Plan and in accordance with the terms of the Plan, the Corporation's By-Laws, and applicable law.] [Include if Option granted prior to stockholder approval.]


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          IN WITNESS WHEREOF, the Corporation has caused this
Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand.

                            THE MACNEAL-SCHWENDLER
EMPLOYEE                    CORPORATION
                            (a Delaware corporation)

_________________________
Signature
                            By:________________________

_________________________
Print Name
                            Title:_____________________

_________________________
Address
                            Date:______________________

_________________________
City, State, Zip Code


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                        CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Nonqualified Stock Option Agreement by The MacNeal-Schwendler Corporation, I, ____________________________, the spouse of the
Employee therein named, do hereby join with my spouse in executing the foregoing Nonqualified Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

DATED: ______________, 19__.       ________________________
                                   Signature of Spouse



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